VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made as of June 13, 2008, by and between Consolidated Energy Holdings, LLC, a Louisiana limited liability company (“Purchaser”) and the undersigned stockholder (“Stockholder”) of Allegro Biodiesel Corporation, a Delaware corporation (“Seller”).

RECITALS

WHEREAS, Purchaser and Seller are presently negotiating a Securities Purchase Agreement by and between Purchaser and Seller in the form attached hereto as Exhibit A (the “Purchase Agreement”);

WHEREAS, on the terms and subject to the conditions of the Purchase Agreement, Seller will sell and Purchaser will purchase 100% of the outstanding membership interests (the “Membership Interests”) of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (the “Company”);

WHEREAS, as of the date hereof, Stockholder, owns the equity securities of Seller (the “Securities”) set forth on Stockholder’s signature page hereto; and

WHEREAS, Stockholder is entering into this Agreement to vote its Securities in favor of the sale of the Membership Interests as contemplated by the Purchase Agreement, in order to induce Purchaser to enter into the Purchase Agreement and consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO VOTE SHARES

Section 1.1  Agreement to Vote.

(a)  Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Seller, however called, and in any action by consent of the stockholders of Seller, Stockholder will vote or cause to be voted in favor of the sale of the Membership Interests to Purchaser or its wholly-owned subsidiary as contemplated by the Purchase Agreement (the “Sale”): (i) all Securities owned legally or beneficially by Stockholder and (ii) any and all Securities acquired by Stockholder on or after the date hereof.

(b)  Stockholder acknowledges that (i) Stockholder has reviewed and understands the Purchase Agreement and the transactions contemplated thereby, (ii) Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the transactions contemplated by the Purchase Agreement, (iii) Stockholder has carefully considered and has, to the extent Stockholder believes such discussion necessary, discussed the transactions contemplated by the Purchase Agreement with Stockholder’s professional legal, tax and financial advisers, (iv) Seller has made available to Stockholder the opportunity to ask questions of, and receive answers from, Seller concerning the terms and conditions of the Sale, and to obtain any additional information which Seller had in its possession or was able to acquire without unreasonable effort or expense and Stockholder has availed itself of such opportunity to the extent that it desired.

Section 1.2  Adjustment Upon Changes In Capitalization. In the event of any change in the Securities, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of Seller, the number and kind of Securities subject to this Agreement shall be appropriately adjusted.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF STOCKHOLDER

Stockholder hereby represents and warrants to Purchaser as follows:

Section 2.1  Title to Equity Securities. As of the date hereof, Stockholder is the record or beneficial owner of the number of Securities set forth on Stockholder’s signature page hereto. Such Securities, are and will be on the Closing Date (as defined in the Purchase Agreement) owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to Purchaser prior to the execution and delivery of this Agreement in writing. Stockholder has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such Securities.

Section 2.2  Authority Relative to This Agreement. If the Stockholder is an entity, (i) Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (ii) the execution and delivery of this Agreement by Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all proceedings on the part of Stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3  No Conflict.

(a)  Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which its Securities are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Securities, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or its Securities are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

(b)  The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

ARTICLE III
COVENANTS OF THE STOCKHOLDERS

Section 3.1  No Inconsistent Agreements. Stockholder covenants and agrees that, except as contemplated by this Agreement, Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its Securities that is inconsistent with this Agreement.

Section 3.2  Transfer Of Title. Stockholder hereby covenants and agrees that, so long as this Agreement is in effect, Stockholder will not transfer record or beneficial ownership of any of its Securities unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV
COVENANTS OF PURCHASER

Section 4.1  Other Agreements. Purchaser hereby covenants that it shall not amend, waive, forgive performance of or terminate any agreement it now has or hereafter enters into obligating one or more Seller stockholders to vote, or pursuant to which one or more Seller stockholders agrees to vote, in favor of approving the sale of the Membership Interests as contemplated by the Purchase Agreement and that it shall enforce any rights it has pursuant to any such agreement.

ARTICLE V
TERMINATION

Section 5.1  Termination. This Agreement shall terminate automatically upon the earlier of (a) the date on which Purchaser notifies Stockholder in writing that it has abandoned the Purchase Agreement for any reason other than as the result of a breach of this Agreement by Stockholder and (b) the date on which Seller terminates the Purchase Agreement pursuant to Section 9.1(e) thereof.

Section 5.2  Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

ARTICLE VI
MISCELLANEOUS

Section 6.1  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed as delivered) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder: If to Purchaser:
At such address as is set forth on its signature page hereto.

Consolidated Energy Holdings, LLC
429 Murray Street
Suite #700
Alexandria, LA  71301
Attn : Darrell Dubroc
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 6.2  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, between the parties hereto, relating to the voting of Stockholder’s Securities with respect to the sale of the Membership Interests as contemplated by the Purchase Agreement.

Section 6.3  Stockholder Capacity. Stockholder signs solely in its capacity as the record holder and beneficial owner of the Securities set forth on its signature page hereto.

Section 6.4  Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in the State of California; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 6.5  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 6.6  Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

Section 6.7  Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 6.8  Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware.

Section 6.9  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10  Facsimile or Email Signatures. Any signature page delivered pursuant to this Agreement, any Related Agreement or any other document delivered pursuant hereto via facsimile or by email of pdf signature pages shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CONSOLIDATED ENERGY HOLDINGS, LLC

By:	/s/ Dean Tyler
Name: Dean Tyler Title: Member Authorized by the Manager

[Counterpart Stockholder Signature Page Follows]

Monarch Pointe Fund Ltd.

By: M.A.G. CAPITAL, LLC
Its: General Partner

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 8,194,108
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 3,348,397

Mercator Momentum Fund, L.P.

By: M.A.G. CAPITAL, LLC
Its: General Partner

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 1,309,251
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 23,051

M.A.G. Capital, LLC

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 0
Shares of Series B Preferred Stock: 14,139
Shares of Common Stock: 0

Mercator Momentum Fund III, L.P.

By: M.A.G. CAPITAL, LLC
Its: General Partner

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 2,528,210
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 25,150

Asset Managers International Limited

By: __________________________
Its: __________________________

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 6,771,990
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 815,675

Pentagon Dollar Satellite Fund, Ltd.

By: __________________________
Its: __________________________

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 2,257,330
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 0

St. Cloud Capital Partners, LP By: __________________________ Name: Title: Shares of Series A Preferred Stock: 2,390,566 Shares of Series B Preferred Stock: 0 Shares of Common Stock: 0

Ocean Park Advisors, LLC

By: __________________________
Name: W. Bruce Comer III
Title: Managing Director
Shares of Series A Preferred Stock: 0
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 5,144,497

/s/ Darrell J. Dubroc Darrell J. Dubroc Shares of Series A Preferred Stock: 0 Shares of Series B Preferred Stock: 0 Shares of Common Stock: 6,978,630	/s/ Tim A. Collins Tim A. Collins Shares of Series A Preferred Stock: 0 Shares of Series B Preferred Stock: 0 Shares of Common Stock: 4,131,370

INDIVIDUAL(S):

(Print Name of Member)

Dated:
(Signature of Member)

(Print Name of Co-Member)

Dated:
(Signature of Co-Member)

ENTITY:

(Print Name of Member)

By:	Dated:
(Signature of Authorized Signatory)

(Print Name and Title of Authorized Signatory)

By:	Dated:
(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Authorized Co-Signatory)

Signature Page  to Securities Purchase Agreement

EXHIBIT A

PURCHASE AGREEMENT

EXHIBIT A